POWER OF ATTORNEY

          Know all persons by these presents, that W. Carl Kester hereby constitutes and appoints Robert W. Crook and Gerald M. Richard, and each of them, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all Amendments (including pre-effective and post-effective amendments) to the Registration Statement (File No. 33-
8708) of the Merrill Lynch Institutional Intermediate Fund, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or his or their substitute or substitutes, may lawfully do or cause to be done by virtue thereof.


Dated:  February 16, 1996                   /s/ W. Carl Kester
                                                W. Carl Kester